UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013 (April 24, 2013)

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2013, the Board of Directors of American Learning Corporation (the “Company”) approved a form of Indemnity Agreement (the “Indemnity Agreement”), and authorized the Company to enter into an Indemnity Agreement with each of its directors and executive officers.

The Indemnity Agreement, among other things, requires the Company to hold harmless and indemnify the Company’s directors and officers to the maximum extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any threatened or pending action or proceeding arising out of their services as one of our directors or officers, or of any of our subsidiaries. The Indemnity Agreement also provides for the advancement of certain expenses to the individual in connection with any such proceedings.

The foregoing summary of the Indemnity Agreement is qualified in its entirety by reference to Exhibit 10.27 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.27	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date: April 26, 2013	By: /s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.27	Form of Indemnity Agreement